UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2016

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY		14209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2016, the Board approved an amendment and restatement of the Restated By-laws of the Company to enhance governance, promote transparency, and provide for a more efficient use of the resources of the Company. The Restated Bylaws:

•	Clarify that notices and proxies may be given or delivered by electronic transmission.

•	Expand upon the information that a shareholder must submit in connection with giving advance notice of nomination of an individual for election as a director and other shareholder proposals, including additional information about the nominee(s) and, in relation to the shareholder giving notice and each beneficial owner of shares of the Company on whose behalf the nomination or proposal is made, the shareholder or beneficial owner’s direct or indirect ownership interests in the Company, including ownership of derivative securities.

In addition to the amendments described above, the Restated By-laws made various clarifications, technical corrections, and administrative and non-substantive changes.

The foregoing description of the amendment is not complete and is subject to and qualified in its entirety by reference to the Restated By-laws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Restated By-laws of Computer Task Group, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: September 19, 2016	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated By-laws of Computer Task Group, Incorporated.